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                                                                    EXHIBIT 99.1
                                                                    ------------

                            JOINT FILING AGREEMENT
                            ----------------------

     In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the persons names below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D, including amendments thereto, with regard to the Preferred Stock and Common Stock of Intercallnet, Inc., a Florida corporation, and further agree that this Joint Filing Agreement be included as an exhibit to such joint filings. In evidence thereof, the undersigned hereby execute this agreement as of the 12/th/ day of March, 2002.



Date:  March 12, 2002              /s/ R. Allen Stanford
                                   ---------------------
                                   R. Allen Stanford

Date:  March 12, 2002              STANFORD VENTURE CAPITAL
                                   HOLDINGS, INC.

                                   By: /s/ Yolanda M. Suarez
                                       ---------------------
                                           Yolanda M. Suarez
                                           Secretary

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